EXHIBIT 99.1

LOOP INDUSTRIES AND THYSSENKRUPP SIGN GLOBAL ALLIANCE AGREEMENT TO TRANSFORM THE FUTURE OF SUSTAINABLE PET PLASTIC MANUFACTURING

•	Global Alliance Agreement aims to combine Loop Industries’ depolymerization technology with thyssenkrupp Industrial Solutions’ PET Melt-To-Resin® technology

•	Integration of technologies is intended to provide rapidly scalable Waste-to-Resin (“WTR™”) solution to supply the global demand for 100% sustainable PET and Polyester

•	thyssenkrupp Industrial Solutions division, Uhde Inventa-Fischer has begun integration assessments and expects conceptual design to be completed in Q1 2019

MONTREAL, Quebec and Essen, Germany (December 19, 2018) – Loop Industries, Inc. (Nasdaq: LOOP), ("Loop" or the "Company"), a leading technology innovator in sustainably produced plastic, and thyssenkrupp Industrial Solutions’ division, Uhde Inventa-Fischer GmbH, a leading global polyester technology provider and polyester plant engineering firm, today announced a strategic alliance expected to shape the future of PET and Polyester manufacturing. The Global Alliance Agreement advances the integration of their respective technologies intended to provide a turn-key industrial solution for license to manufacturing companies seeking a commercially viable technology to produce sustainable PET and polyester plastic.

“We have successfully established a large variety of patented technologies and processes in the global market. This agreement will enable a very resource efficient and cost-attractive solution for the production of sustainable PET and polyester,” said Sami Pelkonen, CEO of the Electrolysis & Polymers Technologies business unit of thyssenkrupp Industrial Solutions. “The alliance with Loop Industries is an important milestone on the way to producing sustainable PET and polyester.”

“This Global Alliance Agreement allows for Loop’s technology to rapidly transform the plastic market and fully capitalize on our disruptive potential as the leader in the circular economy for PET plastic,” said Daniel Solomita, Founder and CEO of Loop Industries, “thyssenkrupp’s extensive engineering expertise and proven Melt-To-Resin® technology provides Loop with a world class partner to bring the Waste-to-Resin manufacturing solution to market.”

Solomita continued, “WTR™ is a key pillar of Loop’s commercialization blueprint to meet global demand from consumer packaged goods and other brands for Loop™ branded sustainable resin. We plan to license the respective technologies developed by Loop and thyssenkrupp Industrial Solutions to manufacturing partners in geographical regions around the world in order to quickly roll out multiple WTR™ plants over the next decade.

Loop and thyssenkrupp Industrial Solutions have already begun the integration assessment and are collaborating on the WTR™ process design package ready for license to global manufacturing companies who will now be able to establish facilities close to urban centers where feedstock is readily available - and finally decouple PET plastic from fossil fuels. Both companies will retain all rights, titles and interests in and to their respective intellectual property.

1

About Loop Industries, Inc.

Loop’s mission is to accelerate the world’s shift toward sustainable plastic and away from our dependence on fossil fuels. Loop has created a revolutionary technology poised to transform the plastics industry. This ground-breaking technology decouples plastic from fossil fuels by depolymerizing waste polyester plastic to its base building blocks (monomers). The monomers are then repolymerized to create virgin-quality polyester plastic that meets FDA requirements for use in food-grade packaging. For more information, please visit www.loopindustries.com. Follow us on Twitter: @loopindustries, Instagram: loopindustries and FB: http://www.facebook.com/Loopindustrie/

About thyssenkrupp Industrial Solutions AG

The Industrial Solutions business area at thyssenkrupp is a leading partner for the engineering, construction and service of industrial plants and systems. Based on more than 200 years of experience thyssenkrupp supply tailored, turnkey plants and components for customers in the chemical, fertilizer, cement, mining and steel industries. As a system partner to the automotive sector thyssenkrupp develop highly specialized solutions to meet the individual requirements of their customers. More than 16,000 employees worldwide form a global network with a technology portfolio that guarantees maximum productivity and cost-efficiency.

Forward-Looking Statements

This news release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) commercialization of our technology and products, (ii) development and protection of our intellectual property, (iii) unexpected industry competition, (iv) the need to raise capital to meet business requirements, (v) our manufacturing facility, and (vi) our ability to sell our products in order to generate revenues. More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in our filings with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investors:

Jason Assad

LR Advisors LLC.

678-570-6791

Jwassad@bellsouth.net

Media Inquiries:

Nelson Switzer

Loop Industries

+1 (450) 951-8555 ext. 230

nswitzer@loopindustries.com

Tino Fritsch

Head of Communications

thyssenkrupp Industrial Solutions AG

+49 (201) 844 534486

tino.fritsch@thyssenkrupp.com

2